6.EXCEL MIDAS GOLD SHARES, INC.






Dear Shareholder:

         Attached is a notice to shareholders of a special meeting of shareholders of Excel Midas Gold Shares, Inc. ("Midas Gold") to be held on August 25, 1995 and a proxy statement describing the matters to be considered at the meeting. After reviewing the attached materials, please complete, date and sign the enclosed proxy card and mail it in the enclosed postage paid envelope today. Your vote is important no matter how many or how few shares you own. The Board of Directors recommends that you vote in favor of the proposals.

          The Board of Directors is asking shareholders to approve a new investment management agreement pursuant to which Midas Management Corporation would become the investment manager to Midas Gold. Shareholders are also being asked to approve a subadvisory agreement between Midas Management Corporation and Lion Resource Management Limited ("Lion") pursuant to which Lion would act as subadviser by advising and consulting with Midas Management Corporation on Fund investments. The proposed subadvisory agreement with Lion would enable Kjeld Thygesen to continue to serve as portfolio manager of Midas Gold.

         In addition, the Board of Directors is asking shareholders to approve a reorganization of Midas Gold whereby Midas Gold would be reorganized as a Maryland corporation, named Midas Fund, Inc. The attached materials provide important information about the proposed reorganization and Midas Fund, Inc., as well as the other proposals.

         Your vote is extremely important and I urge you to sign and return the enclosed proxy card using the enclosed postage paid envelope today.


                                   Sincerely,

                                   Richard B. Muir
                                   Secretary


PLEASE VOTE NOW BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD.
Your help is requested to avoid needless expense to solicit sufficient votes for the meeting.

                         EXCEL MIDAS GOLD SHARES, INC.
                         16955 Via Del Campo, Suite 120
                          San Diego, California 92127

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 to be held on
                                August 25, 1995


     NOTICE IS HEREBY GIVEN that the Special Meeting (the "Meeting") of Excel Midas Gold Shares, Inc. ("Midas Gold") will be held at 10 a.m. on August 25, 1995, at its principal business office located at 16955 Via Del Campo, Suite 120, San Diego, California 92127, for the following purposes:

     1. To approve an Investment Management Agreement.

     2. To approve a Subadvisory Agreement.

     3. To approve an Agreement and Plan of Conversion and Liquidation providing for Midas Gold becoming a part of Midas Fund, Inc., a Maryland corpora-tion.

     4. To transact such other business as may properly come before the Meeting.

You are entitled to vote at the Meeting and any adjournment thereof if you owned shares of Midas Gold at the close of business on July 11, 1995. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.


                      By Order of the Board of Directors,

                                Richard B. Muir
                                Secretary

July 25, 1995



           YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.


TO AVOID THE EXPENSE OF FURTHER SOLICITATIONS, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY CARD PROMPTLY IF YOU DO NOT EXPECT TO ATTEND THE MEETING. NO POSTAGE IS NECESSARY.

                         EXCEL MIDAS GOLD SHARES, INC.

                                PROXY STATEMENT

                        Special Meeting of Shareholders
                                 to be held on
                                August 25, 1995


       This proxy statement is being furnished to the shareholders of Excel Midas Gold Shares, Inc. ("Midas Gold") in connection with the Board of Directors' solicitation of proxies to be used at the special meeting of the shareholders of Midas Gold to be held on August 25, 1995, at its principal office located at 16955 Via Del Campo, Suite 120, San Diego, California 92127, or any adjournment or adjournments thereof (such meeting and any adjournment being referred to as the "Meeting").

       A majority of the shares outstanding on July 11, 1995, the record date, represented in person or by proxy, must be present for the transaction of business at the meeting. In the event that a quorum is present at the meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote for any such proposal in favor of such adjournment and will vote those proxies required to be voted against any such proposal against such adjournment. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate. Each proposal contained in this proxy statement is considered a "non-discretionary" proposal under the rules of the New York Stock Exchange, Inc., which means that brokers who hold Midas Gold shares in street name for their customers are not authorized to vote on such proposals without specific voting instructions from such customers.

       Broker non-votes are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power. Abstentions and broker non-votes will be counted as shares present for determining whether a quorum is present but will not be deemed to be represented at the meeting for purposes of calculating the vote with respect to any of the proposals herein or with respect to any vote for or against adjournment.

       The persons named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed. If you give no voting instructions, your shares will be voted in favor of the proposals described in this proxy statement. The proxy card may be revoked by giving another proxy, by letter or telegram revoking your proxy, received by Midas Gold prior to the meeting, or by appearing and voting at the meeting.

       Midas Gold's amended annual report for its fiscal year ended December 31, 1994 is enclosed herewith. In addition to solicitations through the mails, Midas Gold may, if necessary to obtain the requisite representation of shareholders, solicit proxies by telephone, telegraph and personal interview by employees or through securities dealers, and it is contemplated that Shareholder Communications Corporation, 17 State Street, New York, New York 10004, will be retained specifically for this purpose, for a fee of $2,000. Excel Advisors, Inc. ("Excel Advisors") and Midas Management Corporation (the "Investment
Manager") shall each pay one-half of the cost of Midas Gold's shareholder meeting and adjournment, if any, called to obtain the approvals, including all of the expenses incurred in the printing, postage and mailing of the proxy solicitation materials to Midas Gold's shareholders and of any proxy solicitation firm engaged to solicit shareholder votes.

       As of the record date, July 11, 1995, Midas Gold had 2,018,710.170 shares of common stock outstanding. Management does not know of any person who owns beneficially 5% or more of Midas Gold's shares.

REQUIRED VOTES

       Approval of the Agreement and Plan of Conversion and Liquidation ("Conversion Plan") requires the affirmative vote of a majority of the outstanding shares of Midas Gold entitled to vote at the meeting. Approval of the Investment Management Agreement and the Subadvisory Agreement each requires the affirmative vote of a "majority of the outstanding voting securities" of Midas Gold. As defined in the Investment Company Act of 1940 ("1940 Act"), "majority of the outstanding voting securities" means the lesser of (1) 67% of Midas Gold's shares present at a meeting of shareholders if the owners of more than 50% of Midas Gold's shares then outstanding are present in person or by proxy, or (2) more than 50% of Midas Gold's outstanding shares. Each full outstanding share of Midas Gold is entitled to one vote, and each outstanding fractional share of Midas Gold is entitled to a proportionate fractional share of one vote.


PROPOSAL 1:  APPROVAL OF AN INVESTMENT MANAGEMENT AGREEMENT

       Excel Advisors, the current investment adviser for Midas Gold, has entered into an Asset Purchase Agreement with the Investment Manager, providing for the Investment Manager's purchase from Excel Advisors of the assets that relate to the management of Midas Gold for $182,500. The transfer of Excel Advisors' assets will result in the assignment and automatic termination of the current investment management agreement between Excel Advisors and Midas Gold (the "Current Investment Management Agreement"). Accordingly, as a result of the anticipated termination of the Current Investment Management Agreement, shareholders of Midas Gold are being asked to consider a new investment management agreement between Midas Gold and the Investment Manager (the "New Investment Management Agreement") that would become effective upon the termination of the Current Investment Management Agreement. Pursuant to the Asset Purchase Agreement, Excel Advisors and the Investment Manager each agreed to take any and all actions necessary and appropriate to ensure that shareholder approval of the New Investment Management Agreement is approved and that the Agreement is executed and delivered by the parties.

       As described in Proposal 3, the asset purchase contemplated by the Asset Purchase Agreement is contingent upon a number of conditions, including approval of the reorganization described in Proposal 3. The New Investment Management Agreement will only take effect if Proposal 3 is approved and will remain in effect only until the closing of the reorganization. Following the reorganization, the Investment Manager would serve as investment manager pursuant to an identical investment management agreement with the surviving fund (see Proposal 3).

THE CURRENT INVESTMENT MANAGEMENT AGREEMENT

       Excel Advisors currently furnishes advice with respect to Midas Gold's portfolio transactions pursuant to the Current Investment Management Agreement dated May 10, 1989 (the "Existing Agreement"), which was last submitted to shareholders for approval at a meeting on May 10, 1989.

       Pursuant to the Current Investment Management Agreement, Excel Advisors has the sole and exclusive responsibility for the management of Midas Gold's portfolio and the making and execution of all portfolio decisions subject to the investment objectives and restrictions of Midas Gold and subject to the supervision of Midas Gold's Board of Directors. Under the Current Investment Management Agreement, Excel Advisors also furnishes, at its own expense, office facilities, equipment and personnel for servicing the investments of Midas Gold.

       As compensation for its services, Excel Advisors receives a fee payable quarterly at the annual rate of 1.00% of the first $200 million of Midas Gold's average daily net assets; .95% of average daily net assets over $200 million up to $400 million; .90% of average daily net assets over $400 million up to $600 million; .85% of average daily net assets over $600 million up to $800 million;
 .80% of average daily net assets over $800 million up to $1 billion; and .75% of average daily net assets over $1 billion. The fee is calculated each business day and is payable within five days after the end of each fiscal quarter. This fee is greater than the advisory fee paid by most funds. For the fiscal year ended December 31, 1994, Midas Gold paid Excel Advisors fees in the amount of $85,125.

       The Current Management Agreement further provides that Excel Advisors shall reimburse Midas Gold, in an amount not in excess of the fee payable by the Midas Gold to Excel Advisors if and to the extent that the aggregate operating expenses of Midas Gold (excluding interest expense, Rule 12b-1 Plan of
Distribution fees, taxes and brokerage fees and commissions) are in excess of 2.0% of the first $10 million of average net assets of Midas Gold, plus 1.5% of the next $20 million of average net assets, plus 1.25% of average net assets above $30 million.

       Under the Current Investment Management Agreement, Excel Advisors may, in its absolute discretion, use up to 25% of the fee paid by Midas Gold to Excel Advisors to pay for expenses in connection with the distribution of Midas Gold's shares, including without limitation sales commissions to broker-dealers participating in the distribution of Midas Gold's shares.

       Under the Current Investment Management Agreement all costs and expenses (other than those specifically referred to above as being borne by Excel Advisors) incurred in the operation of Midas Gold are borne by Midas Gold. These expenses include, among others, interest, taxes, brokerage fees and commissions, fees of the directors who are not full-time employees of Excel Advisors, Warner Beck Incorporated ("Warner Beck") or any of their affiliates, expenses of directors' and shareholders' meetings, including the cost of printing and mailing proxies, expenses of insurance premiums for fidelity and other coverage, expenses of repurchase and redemption of shares, expenses of issue and sale of shares (to the extent not borne by Warner Beck under its agreement with Midas
Gold), expenses of printing and mailing stock certificates representing shares of Midas Gold, association membership dues, charges of custodians, transfer agents, dividend disbursing agents and accounting services agents, and bookkeeping, auditing and legal expenses. Midas Gold will also pay the fees and bear the expense of registering and maintaining the registration of Midas Gold and its shares with the Securities and Exchange Commission and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses and reports to existing Midas Gold shareholders.

       Both Excel Advisors, Midas Gold's investment adviser, accounting services agent, transfer agent, dividend disbursing agent and administrative services agent, and Warner Beck, Midas Gold's Distributor, both of whose principal business address is 16955 Via Del Campo, Suite 120, San Diego, California 92127, are wholly owned by Excel Interfinancial Corporation ("EIC"). Gary Sabin may be deemed a controlling person of EIC on the basis of his share ownership of EIC.

       The principal executive officers and directors of Excel Advisors, their respective offices and principal occupations are set forth below. The address of each is 16955 Via Del Campo, San Diego, California 92127.

Gary B. Sabin -- Chairman of the Board of Directors and Chief Executive Officer.
                 Chief Executive Officer of Excel Realty Trust, Inc.

Richard  B.  Muir --  President  and  Director.  Executive  Vice  President  and
                      Secretary of Excel Realty Trust, Inc.

Ronald H. Sabin -- Secretary and Director. Senior Vice President of Excel Realty
                   Trust, Inc.

Mark T. Burton -- Vice President and Director.  Vice President - Acquisitions of
                  Excel Realty Trust, Inc.

THE NEW INVESTMENT MANAGEMENT AGREEMENT

       Under the New Investment Management Agreement that is proposed to replace the Current Investment Management Agreement, the Investment Manager would act as general manager of Midas Gold, being responsible for the various functions assumed by it, including regularly furnishing advice with respect to portfolio transactions. The Investment Manager would manage the investment and reinvestment of Midas Gold's assets, subject to the control and oversight of the Board of Directors. As described below in Proposal 2, if shareholders approve the New Investment Management Agreement, the Investment Manager intends to enter into a subadvisory agreement with Lion Resource Management Limited for certain subadvisory services with respect to Midas Gold. The form of the New Investment Management Agreement is attached as Exhibit A.

       For its services, Midas Gold would pay the Investment Manager a fee in accordance with a fee schedule identical to that set forth above with respect to the Current Investment Management Agreement except such fee would be payable monthly rather than quarterly. The New Investment Management Agreement further provides that the Investment Manager shall waive all or part of its fee or reimburse Midas Gold monthly if and to the extent the aggregate operating expenses of Midas Gold exceed the most restrictive limit imposed by any state in which shares of Midas Gold are qualified for sale or such lesser amount as may be agreed to by Midas Gold's Board of Directors and the Investment Manager. Currently, the most restrictive state imposed limit applicable to Midas Gold is 2.5% of the first $30 million of Midas Gold's average daily net assets, 2.0% of the next $70 million of its average daily net assets and 1.5% of its average daily net assets in excess of $100 million. Certain expenses, such as brokerage commissions, taxes, interest, distribution fees, certain expenses attributable to investing outside the United States and extraordinary items, are excluded from this limitation.

In addition, the Investment Manager also has agreed to be subject to the lower expense limitation contained in the Current Investment Management Agreement for a period of two years from the effective date of the New Investment Management Agreement.

       Under the New Investment Management Agreement, if requested by Midas Fund's Board of Directors, the Investment Manager may provide other services to Midas Fund such as, without limitation, the functions of billing, accounting, certain shareholder communication and services, administering state and Federal registrations, filings and controls and other administrative services. Any services so requested and performed will be for the account of Midas Fund and the costs of the Investment Manager in rendering such services shall be reimbursed by Midas Fund, subject to examination by those directors of Midas Fund who are not interested persons of the Investment Manager or any affiliate thereof.

       The New Investment Management Agreement provides that the Investment Manager may, but shall not be obligated to, pay or provide for the payment of expenses which are primarily intended to result in the sale of Midas Fund's shares or the servicing and maintenance of shareholder accounts. Such payments may be for the Investment Manager's own account or may be made on behalf of Midas Fund pursuant to a written agreement relating to a plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act.

       Under the New Investment Management Agreement, Midas Gold would assume and pay all the expenses required for the conduct of its business including, but not limited to, (a) salaries of administrative and clerical personnel; (b) brokerage commissions; (c) taxes and governmental fees; (d) costs of insurance and fidelity bonds; (e) fees of the transfer agent, custodian, legal counsel and auditors; (f) association fees; (g) costs of preparing, printing and mailing proxy materials, reports and notices to shareholders; (h) costs of preparing, printing and mailing the prospectus and statement of additional information and supplements thereto; (i) payment of dividends and other distributions; (j) costs of stock certificates; (k) costs of Board and shareholders meetings; (l) fees of the independent directors; (m) necessary office space rental; (n) all fees and expenses (including expenses of counsel) relating to the registration and qualification of shares of Midas Gold under applicable federal and state securities laws and maintaining such registrations and qualifications; and (o) such non-recurring expenses as may arise, including, without limitation, actions, suits or proceedings affecting Midas Gold and the legal obligation which Midas Gold may have to indemnify its officers and directors with respect thereto.

       The New Investment Management Agreement further provides that the Investment Manager shall not be liable to Midas Gold or any shareholder of Midas Gold for any error of judgment or mistake of law or for any loss suffered by Midas Gold or Midas Gold's shareholders in connection with the matters to which the New Investment Management Agreement relates. Nothing contained in the New Investment Management Agreement, however, shall be construed to protect the Investment Manager against any liability to Midas Gold or Midas Gold's shareholders by reason of the Investment Manager's willful misfeasance, bad faith, or gross negligence or by reason of its reckless disregard of its obligations and duties under the New Investment Management Agreement.

       If approved by shareholders of Midas Gold, the New Investment Management Agreement shall continue in effect, unless sooner terminated as described below, for two years from the date of shareholder approval. Thereafter, if not terminated, the New Investment Management Agreement will continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the Board of Directors of Midas Gold or by a vote of a majority of the outstanding voting securities of Midas Gold as defined in the 1940 Act and (b) a vote of a majority of the Directors of Midas Gold who are not parties to the New Investment Management Agreement, or "interested persons" of any such party as defined in the 1940 Act. The New Investment Management Agreement may be terminated without penalty at any time either by a vote of the Board of Directors of Midas Gold or by a vote of a majority of the outstanding voting securities of Midas Gold, as defined in the 1940 Act, on 60 days' written notice to the Investment Manager, or by the Investment Manager on 60 days' written notice to Midas Gold, and shall immediately terminate in the event of its assignment.

     The Investment Manager, whose principal business address is 11 Hanover Square, New York, New York 10005, is a wholly-owned subsidiary of Bull & Bear Group, Inc. ("Group"). Group is a publicly-owned company whose securities are listed on Nasdaq and traded in the over-the-counter market. Bassett S. Winmill may be deemed a controlling person of Group on the basis of his ownership of 100% of Group's voting stock and, therefore, of the Investment Manager. The principal executive officer of the Investment Manager is Thomas B. Winmill. The Directors of the Investment Manager are Robert D. Anderson, Mark C. Winmill and Thomas B. Winmill. Their respective principal occupations are as officers of Group and its subsidiaries. The address of each Director is 11 Hanover Square, New York, New York 10005.

EVALUATION BY THE BOARD

       In considering adoption of the New Investment Management Agreement, the Board of Directors of Midas Gold considered, among other things, the following factors: (1) the nature, quality and scope of services to be provided by the Investment Manager to Midas Gold; (2) the Investment Manager's capacity to provide the advisory services to be performed including the financial condition of the Investment Manager); (3) the fairness of all the contract terms; (4) the extent to which economies of scale, if available, have been taken into account in setting the fee schedule; (5) the existence of any "fall-out" benefits to the Investment Manager; and (6) the comparison of the advisory fees to those of similar funds. The Board also considered that, following the transfer of the Excel Advisors assets, Excel Advisors would be unable to continue to provide management services to Midas Gold and that the only practical proposal presented to the Board was the assumption of management of Midas Gold by the Investment Manager. The Board obtained assurances from the representatives of Excel Advisors that the Investment Manager would provide satisfactory advisory and other services to Midas Gold of a scope and quality at least equivalent, in the Board's judgment, to the scope and quality of services previously provided to Midas Gold.

       In considering the New Investment Management Agreement, the Board also was informed that the Investment Manager would direct portfolio transactions to broker/dealers for execution on terms and at rates which it believes, in good faith, to be reasonable in view of the overall nature and quality of services provided by a particular broker/dealer, including brokerage and research services, sales of Fund shares, and allocation of commissions as credits against Midas Gold's expenses. With respect to brokerage and research services, consideration could be given in the selection of broker/dealers to brokerage or research provided and payment could be made for a fee higher than that charged by another broker/dealer which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, so long as the criteria of Section 28(e) of the Securities Exchange Act of 1934, as amended, or other applicable laws are met. Accordingly, although the Investment Manager could direct portfolio transactions without necessarily obtaining the lowest price at which such broker/dealer, or another, may be willing to do business, the Investment Manager would seek the best value to the Fund on each trade that circumstances in the market place permit, including the value inherent in on-going relationships with quality brokers.

       In reviewing the New Investment Management Agreement described above, the Board considered that the New Investment Management Agreement with the Investment Manager would have the same fees and substantively similar material terms and conditions as the Current Investment Management Agreement. The Board was informed of, and considered, the differences between the Agreements including the differences discussed above regarding expense reimbursements and limitations on investment adviser liability. The Board was informed that the New Investment Management Agreement was substantially identical to that of the standard forms of contracts used with respect to funds advised by subsidiaries of Group. On the basis of the foregoing, the Board approved, and recommended that shareholders approve, the New Investment Management Agreement.

       In connection with considering the New Investment Management Agreement, the Board also approved an Agreement and Plan of Succession between the Investment Manager and Midas Gold pursuant to which Midas Gold agrees to enter into, among other things, an Investment Management Agreement with the Investment Manager.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.


PROPOSAL 2:  APPROVAL OF A SUBADVISORY AGREEMENT

       Provided that shareholders approve the New Investment Management Agreement described in Proposal 1 and the reorganization described in Proposal 3, the Investment Manager proposes to enter into a Subadvisory Agreement with Lion Resource Management Limited (the "Subadviser"), under which the Subadviser would advise and consult with the Investment Manager regarding investments with respect to Midas Gold. Under such arrangements, the Investment Manager would retain responsibility for making investment management decisions on behalf of Midas Gold. The Subadvisory Agreement is subject to, and contingent upon, shareholder approval of the Subadvisory Agreement and shareholder approval of the New Investment Management Agreement described in proposal 1. The Subadvisory Agreement will remain in effect until the closing of the reorganization.
Following the reorganization, the Subadviser would serve pursuant to an identical subadvisory agreement entered into with the Investment Manager with respect to the surviving fund (see Proposal 3). The form of the Subadvisory Agreement is attached as Exhibit B.

       The Subadviser has not served directly as an investment adviser to a U.S. mutual fund, although the Managing Director of the Subadviser, Kjeld Thygesen, has been an employee of Excel Advisors and the portfolio manager of Midas Gold since January 1992. Following approval, he will no longer be associated with Excel Advisors. Approval of the Subadvisory Agreement would enable Mr. Thygesen to continue to serve as a portfolio manager of Midas Gold (with the Investment Policy Committee of the Investment Manager) in the event the New Investment Management Agreement is approved.

       Under the terms of the Subadvisory Agreement, the Subadviser will advise and consult with the Investment Manager regarding the selection, clearing and safekeeping of Midas Gold's portfolio investments and assist in pricing and generally monitoring such investments. The Subadviser also will provide the Investment Manager with advice as to allocating Midas Gold's portfolio assets among various countries, including the United States, and among equities, bullion, and other types of investments, including recommendations of specific investments.

       In consideration of the Subadviser's services, the Investment Manager, and not Midas Gold, will pay to the Subadviser a percentage of the Investment Manager's Net Fees. "Net Fees" are defined as the actual amounts received by the Investment Manager as compensation less reimbursements, if any, pursuant to the guaranty of the New Investment Management Agreement and waivers of such compensation by the Investment Manager. The amount of the percentage is determined by the grid and accompanying definitions set forth as follows:


                                        RELATIVE PERFORMANCE--A

                       More than 50 basis
TOTAL NET ASSETS--B    points better than   Within 50 basis   More than 50 basis
                            BTR             points of BTR     points below BTR

$15,000,000                 30%                 20%                      10%

>$15,000,000 and            40%                 30%                      20%
 $50,000,000

>$50,000,000                50%                 40%                      30%


   A. "Relative Performance" is determined from comparing the total return performance of Midas Gold and the total return performance of the "Benchmark Performance" of the objective category of "precious metals" funds ("BTR") as determined by Morningstar, Inc., or, if unavailable, other similar service acceptable to the parties and Midas Gold. The Relative Performance is determined as of the last calendar day of each month ("Performance Determination Date") and measures the Relative Performance for the most recent 12 month period
("Measurement Period"), except that for the first 12 months of the Subadvisory Agreement, Relative Performance is based upon annualized returns, the first three Performance Determination Dates are the next three calendar quarter ends after the effective date of the Subadvisory Agreement, and the Measurement
Periods are the most recent three months and the fourth Performance Determination Date is the next calendar quarter end and the Measurement Period is the most recent twelve months.

   B. "Total Net Assets" are the total net assets of Midas Gold as of the Performance Determination Date.

       This fee structure means that the Subadviser's compensation will depend upon Midas Gold's performance and asset size. At each asset level on the fee schedule, the Subadviser will receive a higher fee if Midas Gold outperforms the BTR by more than 50 basis points (which equals one half of one percent), and a lower fee if Midas Gold underperforms the BTR by more than 50 basis points. Therefore, at each asset level, the Investment Manager will retain a greater portion of its fee when Midas Gold underperforms the BTR by more than 50 basis points than when Midas Gold outperforms the BTR by more than 50 basis points.

       The Subadvisory Agreement provides that it is not assignable and automatically terminates in the event of its assignment, or in the event of the termination of the New Investment Management Agreement. The Subadvisory Agreement may also be terminated without penalty on 60 days' written notice at the option of either party thereto or by Midas Gold, by the Board of Directors of Midas Gold or by a vote of Midas Gold shareholders. The Subadvisory Agreement further provides that the Subadviser shall not be liable to Midas Gold for any error of judgment or mistake of law or for any loss suffered by Midas Gold in connection with any investment policy or the purchase, sale or retention of any security on the recommendation of the Subadviser. Nothing contained in the Subadvisory Agreement, however, shall be construed to protect the Subadviser against any liability to Midas Gold by reason of the Subadviser's willful misfeasance, bad faith or gross negligence or by reason of its reckless disregard of its obligations and duties under the Subadvisory Agreement.

       If the New Investment Management Agreement and Subadvisory Agreement are each approved by Midas Gold's shareholders, the Subadvisory Agreement shall continue from year to year if approved annually by (a) the Board of Directors of Midas Gold or by vote of a majority of the outstanding voting securities of Midas Gold as defined in the 1940 Act and (b) by a vote of a majority of the Directors of Midas Gold who are not parties to the Subadvisory Agreement or "interested persons" of any such party as defined in the 1940 Act.

       In considering the proposed Subadvisory Agreement for approval, the Board of Directors reviewed, among other things, the nature, quality and scope of the services currently provided to Midas Gold by Excel Advisors, the nature and scope of the services to be provided to Midas Gold by the Investment Manager and the Subadviser, and the ability of the Investment Manager and the Subadviser to provide such services. In particular, the Board considered the fact that the Subadvisory Agreement would enable Mr. Thygesen to remain a portfolio manager of the Fund. In this regard, the Board considered the positive performance experienced by Midas Gold during the period that Mr. Thygesen has served as portfolio manager. In considering this performance, the Board recognized that under the proposed arrangements, the Investment Manager would retain overall investment management responsibility for Midas Gold and that the Subadviser would provide the Investment Manager with portfolio management advice.

       The Board of Directors also reviewed the fees to be paid to the Investment Manager by Midas Gold and to the Subadviser by the Investment Manager in light of advisory fees paid for investment advisory services by other funds with comparable investment objectives. In particular, the Board considered the performance-based fee structure of the Subadvisory Agreement. In this regard, the Board considered the fact that under the proposed fee structure, the Investment Manager would pass on a lower portion of its fee to the Subadviser when Midas Gold underperforms the BTR by more than 50 basis points than when Midas Gold outperforms the BTR by more than 50 basis points. The Board of Directors determined that the rate of the subadvisory fee to be paid by the Investment Manager pursuant to the Subadvisory Agreement is fair and reasonable in light of the nature and quality of the services to be provided.

ADDITIONAL INFORMATION ABOUT THE SUBADVISER

       The Subadviser, whose principal business address is 7-8 Kendrick Mews, London, U.K. SW7 3HG, is controlled by Kjeld Thygesen and Lion Mining Finance Limited ("Lion Mining") who own 40% and 60%, respectively, of the outstanding voting securities of the Subadviser. Lion Mining is owned by Andrew F. Malim (75%) and Jorge A. Nicanovich (25%). The address of Messrs. Thygesen and Malim and Lion Mining is 7-8 Kendrick Mews, London, U.K. SW7 3HG. The address of Mr. Nicanovich is 311 West First Street, North Vancouver, B.C.

       The principal executive officer and directors of the Subadviser, their respective offices and principal occupations are set forth below.

Kjeld R. Thygesen -- Managing Director.  Mr. Thygesen's  principal occupation is as an investment adviser.

Andrew F. Malim -- Director.  Mr. Malim's principal occupation is as a corporate finance adviser.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.


PROPOSAL 3:  APPROVAL OF THE PROPOSED REORGANIZATION

       As discussed above under Proposal 1, the Investment Manager has entered into an Asset Purchase Agreement with Excel Advisors providing for the Investment Manager's purchase from Excel Advisors of the assets that relate to the management of Midas Gold. The Investment Manager has also entered into an Agreement and Plan of Succession with Midas Gold. The asset purchase contemplated by the Asset Purchase Agreement is contingent upon a number of conditions including shareholders of Midas Gold either (1) approving the New Investment Management Agreement (described in Proposal 1), approving a new plan of distribution (in the form described below), approving the Subadvisory Agreement (described in Proposal 2), approving the change in Midas Gold's name to Midas Fund, Inc., and electing new directors of Midas Gold (as set forth below); or (2) approving a reorganization agreement whereby all, or substantially all, of Midas Gold's assets would be transferred to another open-end investment company ("New Fund") and authorizing the initial shareholder of New Fund to approve an investment management agreement, plan of distribution and subadvisory agreement with respect to New Fund and to elect the directors of New Fund.

       The Board of Directors of Midas Gold has approved, subject to shareholder approval, the Agreement and Plan of Conversion and Liquidation (the "Plan") in the form attached hereto as Exhibit C. The reorganization contemplated by the Plan (the "Reorganization") is structured as a change of domicile from a Minnesota corporation to a Maryland corporation which would result, in substance, in Midas Gold becoming part of a recently formed Maryland corporation named Midas Fund, Inc. ("Midas Fund"). The investment objectives, policies and restrictions of Midas Fund would be identical to those of Midas Gold. Midas Fund would enter into an investment management agreement with the Investment Manager, identical to the New Investment Management Agreement described above under Proposal 1. The Investment Manager would in turn enter into a subadvisory agreement with the Subadviser identical to the Subadvisory Agreement described above under Proposal 2. Midas Fund would also enter into a Distribution Agreement and Shareholder Administrative Services Agreement with Investor Service Center, Inc., an affiliate of the Investment Manager, a Transfer Agency Agreement and Agency Agreement with DST Systems, Inc., and a Custodian Agreement and Service and Agency Agreement with Investors Bank & Trust Company. Midas Fund would also adopt a plan of distribution pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan").

REASONS FOR THE REORGANIZATION

       Reorganizing Midas Gold as a Maryland corporation is being proposed because Maryland corporate law has been tailored to address issues unique to mutual funds. As a result, Maryland law offers mutual funds certain advantages not found in the corporate statutes of other states.

       The Reorganization will also have certain other effects on Midas Gold, its shareholders and management, which are described below under "Certain Comparative Information About Midas Gold and Midas Fund."

       The Board of Directors of Midas Gold recommends that shareholders vote for the approval of the Plan described below. Such approval encompasses approval of the reorganization of Midas Gold as a Maryland corporation; temporary amendment of certain investment limitations of Midas Gold to permit the Reorganization; and authorization of Midas Gold, as sole shareholder of Midas Fund, to elect the directors of Midas Fund, to ratify the selection of Tait, Weller & Baker as Midas Fund's independent certified public accountants for the fiscal year ending December 31, 1995, to approve investment management and subadvisory agreements between Midas Fund and the Investment Manager and between the Investment Manager and the Subadviser, respectively, and to approve the Rule 12b-1 Plan.

PROCEDURES FOR THE REORGANIZATION

       In order to accomplish the Reorganization, Midas Fund has been formed as a Maryland corporation pursuant to Articles of Incorporation dated June 1, 1995. The Reorganization will be accomplished by (i) Midas Gold transferring all of its portfolio securities and other assets to Midas Fund, (ii) Midas Fund, in exchange for Midas Gold's assets, assuming all the liabilities of Midas Gold and issuing to Midas Gold (a) a number of full and fractional shares of common stock of Midas Fund ("Shares") equal to the number of shares of Midas Gold then outstanding which are held by Midas Gold shareholders, and (iii) Midas Gold distributing to each Midas Gold shareholder a number of full and fractional Shares equal to the number of full and fractional Midas Gold shares held by that shareholder. As soon as practicable after the foregoing transactions, Midas Gold will take all steps necessary to liquidate and terminate its legal existence.

       After approval of the Reorganization, but prior to the issuance of the Midas Fund Shares referred to in (ii) above, one share of Midas Fund will be issued to Midas Gold. Pursuant to the Plan and as the sole shareholder of shares of Midas Fund, Midas Gold will approve the investment management agreement of Midas Fund with the Investment Manager and the subadvisory agreement between the Investment Manager and the Subadviser, elect directors of Midas Fund, ratify the selection of Tait, Weller & Baker as independent certified public accountants of Midas Fund, and approve the Rule 12b-1 Plan, all as described below.

       On consummation of the Reorganization, an open account will be established on the records of Midas Fund in the name of each Midas Gold shareholder representing a number of Shares equal to the number of shares of Midas Gold owned of record by the shareholder at the Closing Date. Certificates, if any, for shares of Midas Gold issued prior to the Reorganization would represent the same number of outstanding shares of Midas Fund following the

Reorganization. Shareholders with certificates should continue to safely discard them, as they will be canceled on the Closing Date in exchange for book shares on the records of the transfer agent.

       If the Plan is approved by shareholders, it is expected that the Reorganization will be made effective on or about August 28, 1995, or at such other time or date as the parties may mutually agree (the "Closing Date").

       The obligations of Midas Gold and Midas Fund under the Plan are subject to various conditions as stated herein. In order to provide against unforeseen events, the Plan may be terminated or amended at any time prior to the closing of the Reorganization by action of the Board of Directors of Midas Gold or Midas Fund, notwithstanding the approval of the Plan by the shareholders of Midas Gold. However, no amendments may be made that materially adversely affect the interests of shareholders of Midas Gold. Midas Gold and Midas Fund may at any time waive compliance with any of the covenants and conditions contained in the Plan, provided that such waiver does not materially adversely affect the interests of the shareholders of Midas Gold.

TEMPORARY AMENDMENT TO INVESTMENT RESTRICTIONS

       One or more of the investment restrictions of Midas Gold, which require shareholder approval before they can be changed, might be construed as restricting Midas Gold's ability to carry out the Reorganization. The following restrictions may prohibit the purchase by Midas Gold of the share of Midas Fund as contemplated by the Plan: (1) The Fund will not invest more than 5% of its net assets (taken at the lower of cost or value) in securities of any one company. The Fund will also limit its investment in a single company to not more than 10% of that company's outstanding voting securities; (2) The Fund will not invest more than 5% of its total assets in securities of companies, including any predecessors, less than three years old; and (3) The Fund will not invest in another investment company except as a part of a plan of merger, acquisition or consolidation. Accordingly, a vote for the Plan will be deemed also to be a vote to amend the foregoing investment restrictions to the extent necessary to carry out the Reorganization in the manner described above. Such amendment will only be for purposes of the Reorganization.

FEDERAL INCOME TAX CONSEQUENCES

       It is anticipated that the Reorganization contemplated by the Plan will be tax-free for federal tax purposes. It is a condition of the Plan that Midas Gold and Midas Fund each receive an opinion of Kirkpatrick & Lockhart LLP to the effect that for federal income tax purposes: (i) no gain or loss will be recognized to Midas Fund on its receipt of such assets in exchange for the Midas Fund Shares and its assumption of such liabilities; (ii) the basis of such assets in the hands of Midas Fund will be the same as the basis of such assets in the hands of Midas Gold immediately before the Reorganization; (iii) Midas Fund's holding period for such assets will include the period during which such assets were held by Midas Gold; (iv) no gain or loss will be recognized to the shareholders of Midas Gold on the constructive transfer of their Midas Gold Shares solely in exchange for the Midas Fund Shares; (v) the basis of the Midas Fund Shares received by a shareholder of Midas Gold will be the same as the adjusted basis of that shareholder's Midas Gold Shares constructively surrendered in exchange therefor; and (vi) the holding period of the Midas Fund Shares received by a shareholder of Midas Gold will include that shareholder's holding period [of] the Midas Gold Shares constructively surrendered in exchange therefor, provided such Midas Gold Shares were held as capital assets on the date of the Reorganization; and (vii) as to such other matters as they may reasonably request.

CERTAIN COMPARATIVE INFORMATION ABOUT MIDAS GOLD AND MIDAS FUND

       Structure of Midas Fund. Midas Fund has been established pursuant to Articles of Incorporation under the laws of the State of Maryland. The investment objectives, policies and limitations of Midas Fund will be the same as those of Midas Gold. Midas Fund's fiscal year will be the same as that of Midas Gold. Prior to the Reorganization, Midas Fund will have nominal assets and no liabilities. Initially, Midas Gold will be the sole shareholder of Midas Fund.

       Operations of Midas Fund will be governed by Midas Fund's Articles of Incorporation and Maryland law rather than by Midas Gold's Articles of Incorporation and Minnesota law. Certain differences between the two forms of organization are summarized below. As is the case with Midas Gold, the operations of Midas Fund will be subject to the provisions of the 1940 Act and the rules and regulations of the SEC thereunder.

       Directors of Midas Fund. Subject to the provisions of the Articles of Incorporation, the business of Midas Fund is managed by its Directors who serve indefinite terms and who have all powers necessary or convenient to carry out that responsibility. Information concerning the nominees for election as Directors of Midas Fund is set forth below under "Midas Fund's Directors and Officers."

       Shares of Midas Fund and Midas Gold. Midas Fund is authorized to issue up to 1,000,000,000 shares of common stock ($.01 par value). Shares of Midas Fund will be freely assignable by way of pledge (as, for example, for collateral purposes), gift, settlement of an estate and also by an investor to another investor. Each share will have equal dividend, voting, liquidation and redemption rights with every other share. Midas Fund shares will have no preemptive, conversion or cumulative voting rights and will not be subject to further call or assessment. Share certificates will not be issued unless requested in writing by a shareholder. The Directors of Midas Fund have the power under the Articles of Incorporation to establish new series or classes of shares. The Directors of Midas Fund have no present intention of establishing any such new series or classes.

       Midas Gold is authorized to issue up to 100,000,000 shares of common stock ($.01 par value). Shares of Midas Gold may be freely transferred. Each share has equal voting rights. Midas Gold shares have no preemptive or cumulative voting right and are not subject to further call or assessment. Midas Gold may have certificated or uncertificated shares, or both, as designated by resolution of the Board of Directors.

       Midas Fund's By-Laws provide that there will be no annual meeting of shareholders in any year except as required by law. In practical effect, this means that Midas Fund will not hold an annual meeting of shareholders in years in which the only matters which would be submitted to shareholders for their approval are the election of Directors and ratification of the Directors' selection of accountants, although holders of 10% of the Fund's shares may call a meeting at any time. There will normally be no meetings of shareholders for the purpose of electing Directors unless fewer than a majority of the Directors holding office have been elected by shareholders. Shareholder meetings will be held in years in which shareholder vote on Midas Fund's investment management agreement, plan of distribution, or fundamental investment objectives, policies or restrictions is required by the 1940 Act. Midas Fund's By-Laws permit removal of a director by the affirmative vote of a majority of all votes represented at any stockholders' meeting duly called, provided a quorum is present.

       Midas Gold's By-Laws do not require annual meetings of shareholders. Under Minnesota law and Midas Gold's By-Laws, regular meetings of shareholders are not required to be held. However, if a regular meeting has not been held during the immediately preceding 15 months, holders of three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders in writing. Midas Gold's By-Laws and Minnesota law provide that a special meeting of shareholders may be called by one or more shareholders holding 10% or more of the shares entitled to vote on the matters to be presented to the meeting. Midas Gold's By-Laws permit removal of a director by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors.

       Under Maryland law, Midas Fund's Articles of Incorporation generally may only be amended upon adoption of a resolution to that effect by the Directors and approval of such resolution by the holders of a majority of Midas Fund's outstanding shares. Maryland law, however, permits the Directors to amend the Articles of Incorporation without shareholder approval to change Midas Fund's name or the name of any series of class of Midas Fund.

       Under Midas Gold's Articles of Incorporation and Minnesota law, the Articles of Incorporation generally may only be amended upon approval of a resolution by (1) the affirmative vote of a majority of the directors present, or proposed by a shareholder or shareholders holding 3% or more of the voting power of the shares entitled to vote, and then (2) approved by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the minimum number of the shares entitled to vote, or (b) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.

       Shareholders' Rights of Inspection. Maryland law provides that any shareholder may inspect and copy during normal business hours Midas Fund's By-Laws, minutes of the proceedings of the shareholders, annual statements of affair and voting trust agreements on file at Midas Fund's principal office. Maryland law further provides that persons who have been shareholders of record for six months or more and who own at least 5% of Midas Fund's shares may inspect Midas Fund's books of account and stock ledger.

       Minnesota law provides that any shareholder has, upon proper written demand stating the purpose, a right at any reasonable time to examine and copy Midas Gold's share register and other corporate documents reasonably related to the stated purpose and described with reasonable particularity in the written demand upon demonstrating the stated purpose to be a proper purpose.

       Shareholder Liability. With respect to Midas Fund, Maryland law provides that a shareholder or subscriber for stock of a corporation is not obligated to the corporation or its creditors with respect to the stock, except to the extent that the subscription price or other agreed consideration for the stock has not been paid, or liability is imposed under any other portion of Maryland law.

       With respect to Midas Gold, Minnesota law provides that a subscriber for shares or a shareholder is under no obligation to the corporation or its creditors with respect to the shares subscribed for or owned, except to pay to the corporation the full consideration for which the shares are issued or to be issued. Minnesota law also provides that a shareholder who receives a distribution made in violation of Minnesota law is liable to the extent that the distribution received by the shareholder exceeded the amount that properly could have been paid under Minnesota law.

       Liability of Directors. Midas Fund's Articles of Incorporation provide that to the maximum extent permitted by law, no director shall be liable to Midas Fund or its stockholders for monetary damages. Midas Fund's Articles of Incorporation further provide for the indemnification of Midas Fund's Directors to the full extent permitted by law and Midas Fund's By-Laws. Midas Fund's By-Laws generally provide that in accordance with applicable law, Midas Fund shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director of Midas Fund, against all reasonable expenses (including attorneys' fees) actually incurred, and judgments, fines, penalties and amounts paid in settlement in connection with such Proceeding to the maximum extent permitted by law, now existing or hereafter adopted. Maryland law permits a corporation to indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director actually received an improper personal benefit, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Maryland law further provides that under certain conditions, reasonable expenses may be paid or reimbursed by Midas Fund in advance of the final disposition of the proceeding.

       Midas Gold's Articles of Incorporation limit the liability of its directors to the full extent permitted by the Minnesota Business Corporation Act. Specifically, directors of Midas Gold will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for
(i) any breach of the duty of loyalty to Midas Gold or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit.

       The Minnesota Business Corporation Act requires that Midas Gold indemnify any director or officer made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of Midas Gold. Reference is made to the detailed terms of the Minnesota indemnification statute (Minn. State, ss. 302A.521) for a complete statement of such indemnification rights.

       The foregoing is only a summary of certain differences between the Articles of Incorporation and By-Laws of Midas Gold and Minnesota law and the Articles of Incorporation and By-Laws of Midas Fund and Maryland law. It is not a complete list of differences. Shareholders should refer to the provisions of these documents and state law directly for a more thorough comparison. Copies of the Articles of Incorporation and By-Laws of Midas Gold, and of the Articles of Incorporation and the By-Laws of Midas Fund are available to shareholders without charge upon written request to the Secretary of Midas Gold at 16955 Via Del Campo, Suite 120, San Diego, California 92127.

INVESTMENT MANAGEMENT AGREEMENT AND SUBADVISORY AGREEMENT FOR MIDAS FUND

       By voting in favor of the Plan, shareholders of Midas Gold will be authorizing Midas Gold, as sole shareholder of the shares of Midas Fund prior to its Reorganization, to vote such shares of Midas Fund in favor of approval of Midas Fund's investment management agreement with the Investment Manager. The terms of the investment management agreement will be identical to the New Investment Management Agreement described in Proposal 1. By voting in favor of the Plan, shareholders of Midas Gold will also be authorizing Midas Gold, as sole shareholder of Midas Fund prior to its Reorganization, to vote its shares of Midas Fund in favor of approval of Midas Fund's subadvisory agreement with the Subadviser. The terms of the subadvisory agreement will be identical to the Subadvisory Agreement described in Proposal 2.

       The following table reflects the anticipated effect of the Reorganization on the operating expenses of Midas Gold, based on its expenses for the fiscal year ended December 31, 1994.

                         Annual Fund Operating Expenses
                    (as a percentage of average net assets)

Expenses                   Midas Gold (fiscal      Midas Fund*
                           year ended 12/31/94)    (estimated)
Management fee                     1.00%             1.00%
12b-1 fees                         0.25%             0.25%
Other expenses                     0.90%             0.90%
                                   -----             -----
Total operating expenses           2.15%             2.15%


*  Expenses shown are estimated; actual operating expenses may be higher.


EXAMPLE

       The following illustrates the expenses on a $1,000 investment under the existing and estimated expenses stated above, assuming (1) a five percent annual return and (2) redemption at the end of each time period:

                         1 year        3 years         5 years          10 years
                         ------        -------         -------          --------
Existing Expenses         $66            $113            $164             $315
Estimated Expenses        $22            $67             $115             $248

Estimated Expenses shown are lower than Existing Expenses because they do not reflect the maximum initial sales charge of 4.5% of the public offering price that is currently charged in connection with the sale of Midas Gold shares. No initial sales charge will be charged on the Midas Fund shares distributed in connection with the Reorganization or on Midas Fund shares sold after the Reorganization.

       The Example assumes that all dividends and other distributions are reinvested and that the percentage amounts listed under Annual Fund Operating Expenses remain the same in the years shown. The above tables and the assumption in the Example of a 5% annual return are required by regulations of the SEC; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of either Fund's shares.

       THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, AND A FUND'S ACTUAL EXPENSES MAY BE MORE LESS THAN THOSE SHOWN. The actual expenses attributable to a Fund's shares will depend upon, among other things, the level of average net assets, and the extent of the Fund's variable expenses, such as transfer agency costs.

MIDAS FUND'S DIRECTORS AND OFFICERS

       Currently, John Mulder serves as the sole Director of Midas Gold. The names of the Directors of Midas Fund, their respective offices, and principal occupations during the last five years are set forth below. By voting in favor of the Plan, shareholders will be authorizing Midas Gold, as sole shareholder of Midas Fund prior to its Reorganization to vote in favor of the following persons as Directors of Midas Fund.

RUSSELL E. BURKE III -- 36 East 72nd Street, New York, NY 10021. He is President of Russell E. Burke III Fine Art, Inc. From 1988 to 1991, he was President of Altman Burke Fine Arts, Inc. From 1983 to 1988, he was Senior Vice President of Kennedy Galleries. He was born August 23, 1946.

BRUCE B. HUBER, CLU -- 298 Broad Street, Red Bank, NJ 07701. He is President of Huber Hogan Knotts Consulting, Inc. -- financial consultants and insurance planners. From 1988 to 1990, he was Chairman of Bruce Huber Associates. From 1987 to 1988, he was Chairman of Economic Benefits Corporation, and prior thereto President of Bruce Huber Associates, Inc., a financial and insurance consulting firm specializing in estate, corporate, and executive benefit planning. He was born February 7, 1930.

JAMES E. HUNT -- One Dag Hammarskjold Plaza, New York, NY 10017. He is a principal of Kenny, Kindler, Hunt & Howe, Inc., executive recruiting consultants. From 1976 until 1983 he was Vice President of Russell Reynolds Associates, Inc., also executive recruiting consultants. He was born December 14, 1930.

FREDERICK A. PARKER, JR. -- 219 East 69th Street, New York, NY 10021. He is President and Chief Executive Officer of American Pure Water Corporation, a manufacturer of water purifying equipment. He was born November 14, 1926.

JOHN B. RUSSELL -- 334 Carolina Meadows Villa, Chapel Hill, NC 27514. He was Executive Vice President and a Director of Dan River, Inc., a diversified textile company, from 1969 until he retired in 1981. He is a Director of Wheelock, Inc., a manufacturer of signal products, and a consultant for the National Executive Service Corps in the health care industry. He was born February 9, 1923.

THOMAS B. WINMILL* -- 11 Hanover Square, New York, NY 10005. He is President, Chief Executive Officer, and General Counsel of the Investment Manager and certain of its affiliates. He was associated with the law firm of Harris, Mericle & Orr from 1984 to 1987. He is a member of the New York State Bar and serves on the SEC Rules Committee of the Investment Company Institute. He is the brother of Mark C. Winmill. He was born June 25, 1959.

* If the Investment Management Agreement with the investment manager is approved, Thomas B. Winmill will be an "interested person" of Midas Fund as defined by the 1940 Act, because of his positions with the Investment Manager.

       The executive officers of Midas Fund, each of whom serves at the pleasure of the Board of Directors, are as follows:

MARK C. WINMILL -- Co-President, Co-Chief Executive Officer, and Chief Financial Officer. He is Chief Financial Officer of the Investment Manager and certain of its affiliates. He received his M.B.A. from the Fuqua School of Business at Duke University in 1987. From 1983 to 1985 he was Assistant Vice President and Director of Marketing of E.P. Wilbur & Co., Inc., a real estate development and syndication firm and Vice President of E.P.W. Securities, its broker/dealer subsidiary. He is the brother of Thomas B. Winmill. He was born November 26, 1957.

THOMAS B. WINMILL -- Co-President, Co-Chief Executive Officer, and General Counsel (see biographical information above).

ROBERT D. ANDERSON -- Vice Chairman. He is Vice Chairman of the Investment Manager and its affiliates. He is a member of the Board of Governors of the Mutual Fund Education Alliance, and of its predecessor, the No-Load Mutual Fund Association. He has also been a member of the District #12, District Business Conduct and Investment Companies Committees of the National Association of Securities dealers, Inc. He was born December 7, 1929.

STEVEN A. LANDIS -- Senior Vice President. He is Senior Vice President of the Investment Manager and certain of its affiliates. From 1993 to 1995, he was Associate Director -- Proprietary Trading at Barclays De Zoete Wedd Securities Inc., from 1992 to 1993 he was Director, Bond Arbitrage at WG Trading Company, and from 1989 to 1992 he was Vice President of Wilkinson Boyd Capital Markets. He was born March 1, 1955.

BRETT B. SNEED, CFA -- Senior Vice President. He is Senior Vice President of the Investment Manager and certain of its affiliates. He is a Chartered Financial Analyst, a member of the Association for Investment Management and Research, and a member of the New York Society of Security Analysts. From 1986 to 1988, he managed private accounts, from 1981 to 1986, he was Vice President of Morgan Stanley Asset Management, Inc. and prior thereto was a portfolio manager and member of the Finance and Investment Committees of American International Group, Inc., an insurance holding company. He was born June 11, 1941.

WILLIAM K. DEAN, CPA -- Treasurer and Chief Accounting Officer. He is Treasurer and Chief Accounting Officer of the Investment Manager and its affiliates. From 1984 to 1995 he held various positions with The Dreyfus Corporation, a mutual fund company. He is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He was born September 5, 1955.

WILLIAM J. MAYNARD -- Vice President and Secretary. He is Vice President and Secretary of the Investment Manager and its affiliates. From 1991 to 1994 he was associated with the law firm of Skadden, Arps, Slate, Meagher & Flom. He is a member of the New York State Bar. He was born September 13, 1964.

PLAN OF DISTRIBUTION

       Midas Fund's Board of Directors has adopted a Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act ("Midas Fund 12b-1 Plan"). By voting in favor of the Plan, shareholders of Midas Gold will be authorizing Midas Gold, as sole shareholder of Midas Fund prior to its Reorganization, to vote such shares of Midas Fund in favor of the approval of the Midas Fund 12b-1 Plan. The Midas Fund 12b-1 Plan, if approved, will remain in effect for one year from the date of such approval, and thereafter from year to year so long as it is approved by a majority of Midas Fund's entire Board of Directors, including a majority of those Directors who are not "interested persons" of Midas Fund as defined in the 1940 Act, and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan (the "Plan Directors"), unless sooner terminated according to its terms. The form of Midas Fund 12b-1 Plan is attached as Exhibit D.

       Midas Gold currently is subject to a plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act ("Midas Gold 12b-1 Plan"). Pursuant to the Midas Gold 12b-1 Plan, Warner Beck receives, as compensation for shareholder services it performs under its Distribution Agreement with Midas Gold, a fee from Midas Gold equal to .25 of 1% per year of Midas Gold's average daily net assets. Warner Beck uses the fee to compensate broker-dealers, including Warner Beck, and Warner Beck's registered representatives, for their sales of Midas Gold's shares, and to pay other advertising and promotional expenses in connection with the distribution of Midas Gold's shares. During the fiscal year ended December 31, 1994, Midas Gold paid Warner Beck $21,282 pursuant to the Midas Gold 12b-1 Plan.

       Under the Midas Fund 12b-1 Plan, Midas Fund would be authorized to pay Investor Service Center, Inc. (the "Distributor"), the proposed distributor of Midas Fund shares and an affiliate of the Investment Manager, as compensation for the Distributor's distribution and service activities, as defined, a fee at the rate of 0.25% on an annualized basis of its average daily net assets. All or a portion of such fee would be designated by the Board of Directors as a fee for service activities or as a fee for distribution activities. Under the Midas Fund 12b-1 Plan, if the Distributor's expenses were less than the amounts it received, the Distributor will thereby realize a profit.

       The Midas Fund 12b-1 Plan provides for fees for service and distribution activities. Service activities are intended to cover personal services provided to shareholders in Midas Fund and the maintenance of shareholder accounts. These fees may be retained by the Distributor or passed through by the Distributor to brokers, banks and others who provide services to Midas Fund shareholders. Distribution activities are intended to cover all other activities intended to result in the sale of Midas Fund shares.

       In considering adoption of the Midas Fund 12b-1 Plan, the Board of Directors considered, among other things, the following factors: (1) the need for independent counsel and experts to assist the Directors in reaching their determination; (2) the nature of the problems or circumstances which make implementation of the Midas Fund 12b-1 Plan necessary or appropriate; (3) the causes of such problems or circumstances; (4) the way in which the Midas Fund 12b-1 Plan addresses these problems or circumstances and how it can be expected to resolve or alleviate them, the nature of the anticipated benefits, and the time it would take for those benefits to be achieved; (5) the merits of possible alternative plans; (6) the interrelationship between the Midas Fund 12b-1 Plan and the activities of any other person who may finance distribution of Midas Fund shares, including whether any payments by Midas Fund to such other person are made in such a manner as to constitute the indirect financing of distribution by Midas Fund; and (7) the possible benefits of the Midas Fund 12b-1 Plan to any other person relative to those expected to inure to Midas

Fund.  Following  their  consideration,   the  Directors,   including  the  Plan
Directors, concluded that the Midas Fund 12b-1 Plan is in the best interest of Midas Fund and is reasonably likely to benefit the shareholders.

MIDAS FUND'S AUDITORS

       Tait, Weller & Baker has been selected by the Board of Directors as Midas Fund's independent public accountants for Midas Fund's current fiscal year in the manner provided by the 1940 Act, subject to the right of Midas Fund to terminate the employment at any time without penalty by a vote of a majority of the outstanding shares of Midas Fund.

       Tait, Weller & Baker also serves as independent public accountants for the Investment Manager and its affiliates. Tait, Weller & Baker has advised Midas Fund that neither it nor any of its partners has had or will have, during the period in which it will serve as independent accountants for Midas Fund, any direct financial interest or any material indirect financial interest in Midas Fund or any of its affiliates. Tait, Weller & Baker has further advised Midas Fund that neither it nor any of its partners has had or will have, during any such period, any connection with Midas Fund as a promoter, underwriter, voting trustee, director, officer or employee. Services in connection with the audit function include all services rendered in order to permit Tait, Weller & Baker to render a formal opinion on Midas Fund's financial statements, assistance and consultations with respect to filings with the SEC and preparation of Midas Fund's tax returns. Tait, Weller & Baker has been given the opportunity to make a statement if it so desires at the meeting. Tait, Weller & Baker will not have a representative present at the meeting but will be available should any matter arise requiring its presence.

       Squire & Company was Midas Gold's independent accountants for the fiscal year ended December 31, 1994 and currently serves as Midas Gold's independent accountants.

       By voting in favor of the Plan, shareholders of Midas Gold will be authorizing Midas Gold, as sole shareholder of Midas Fund prior to its Reorganization, to vote such shares of Midas Fund in favor of ratifying the selection of Tait, Weller & Baker as the independent accountants for Midas Fund.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

                             SHAREHOLDER PROPOSALS

       Neither Midas Gold nor Midas Fund is currently required to hold an annual meeting in any year in which the election of directors is not required to be acted upon by the provisions of the 1940 Act. Any shareholder who wishes to submit proposals to be considered at future meetings of shareholders should send such proposals to Midas Fund at 11 Hanover Square, New York, New York 10005. Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for that meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.

                                 OTHER BUSINESS

       Management knows of no business to be presented to the meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interest of Midas Gold.




                      By order of the Board of Directors,


                                Richard B. Muir
                                Secretary


July 25, 1995

        IT IS IMPORTANT THAT YOU EXECUTE AND RETURN YOUR PROXY PROMPTLY.

                                   EXHIBIT A


                        INVESTMENT MANAGEMENT AGREEMENT


       AGREEMENT made this day of , 1995, by and between MIDAS FUND, INC. a Maryland corporation (the "Fund") and MIDAS MANAGEMENT CORPORATION, a Delaware corporation (the "Investment Manager").

       WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and proposes to offer for public sale shares of common stock that may be issued as distinct series ("Series"), each corresponding to a distinct portfolio; and

       WHEREAS the Fund desires to retain the Investment Manager to furnish certain investment advisory and portfolio management services to the Fund and any Series thereof, and the Investment Manager desires to furnish such services;

       NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed between the parties hereto as follows:

       1. The Fund hereby employs the Investment Manager to manage the investment and reinvestment of the assets of the Fund and any Series thereof, including the regular furnishing of advice with respect to the Fund's or its Series' portfolio transactions subject at all times to the control and oversight of the Fund's Board of Directors, for the period and on the terms set forth in this Agreement. The Investment Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way, or otherwise be deemed an agent of the Fund.

       2. The Fund (or each Series) assumes and shall pay all the expenses (or such Series' proportionate share of such expenses) required for the conduct of its business including, but not limited to, (a) salaries of administrative and clerical personnel; (b) brokerage commissions; (c) taxes and governmental fees;
(d) costs of insurance and fidelity bonds; (e) fees of the transfer agent, custodian, legal counsel and auditors; (f) association fees; (g) costs of preparing, printing and mailing proxy materials, reports and notices to shareholders; (h) costs of preparing, printing and mailing the prospectus and statement of additional information and supplements thereto; (i) payment of dividends and other distributions; (j) costs of stock certificates; (k) costs of Board and shareholders meetings; (l) fees of the independent directors; (m) necessary office space rental; (n) all fees and expenses (including expenses of counsel) relating to the registration and qualification of shares of the Fund (or its Series) under applicable federal and state securities laws and maintaining such registrations and qualifications; and (o) such non-recurring expenses as may arise, including, without limitation, actions, suits or proceedings affecting the Fund (or its Series) and the legal obligation which the Fund (or its Series) may have to indemnify its officers and directors with respect thereto.

       3. The Investment Manager may, but shall not be obligated to, pay or provide for the payment of expenses which are primarily intended to result in the sale of the Fund's shares or the servicing and maintenance of shareholder accounts, including, without limitation, payments for: advertising, direct mail and promotional expenses; compensation to and expenses, including overhead and telephone and other communication expenses, of the Investment Manager and its affiliates, the Fund, and selected dealers and their affiliates who engage in or support the distribution of shares or who service shareholder accounts; fulfillment expenses including the costs of printing and distributing prospectuses, statements of additional information, and reports for other than existing shareholders; the costs of preparing, printing and distributing sales literature and advertising materials; and, internal costs incurred by the Investment Manager and its affiliates and allocated to efforts to distribute shares of the Fund such as office rent and equipment, employee salaries, employee bonuses and other overhead expenses. Such payments may be for the Investment Manager's own account or may be made on behalf of the Fund pursuant to a written agreement relating to a plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act.

       4. If requested by the Fund's Board of Directors, the Investment Manager may provide other services to the Fund (or its Series) such as, without limitation, the functions of billing, accounting, certain shareholder communications and services, administering state and Federal registrations, filings and controls and other administrative services. Any services so requested and performed will be for the account of the Fund (or its Series) and the costs of the Investment Manager in rendering such services shall be reimbursed by the Fund, subject to examination by those directors of the Fund who are not interested persons of the Investment Manager or any affiliate thereof.

       5. The services of the Investment Manager are not to be deemed exclusive, and the Investment Manager shall be free to render similar services to others in addition to the Fund so long as its services hereunder are not impaired thereby.

       6. The Investment Manager shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the investment management services performed by it hereunder and not otherwise created and maintained by another party pursuant to a written contract with the Fund. Where applicable, such records shall be maintained by the Investment Manager for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Fund which are in the possession of the Investment Manager shall be the property of the Fund. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during the Investment Manager's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Investment Manager to the Fund or the Fund's authorized representatives.

       7. (a) As compensation for its services, with respect to the Fund (or its Series) the Investment Manager will be paid by the Fund a fee payable monthly and computed at the annual rate of 1% of the first $200 million of average daily net assets of the Fund (or its Series), .95% of such net assets over $200 million up to $400 million, .90% of such net assets over $400 million up to $600 million, .85% of such net assets over $600 million up to $800 million, .80% of such net assets over $800 million up to $1 billion, and .75% of such net assets over $1 billion. The aggregate net assets for each day shall be computed by subtracting the liabilities of the Fund (or its Series) from the value of its assets, such amount to be computed as of the calculation of the net asset value per share on each business day.

             (b) For the services provided and the expenses assumed pursuant to this Agreement with respect to any Series hereafter established, the Investment Manager will be paid by the Fund from the assets of such Series a fee in an amount to be agreed upon in a written fee agreement ("Fee Agreement") executed by the Fund on behalf of such Series and the Investment Manager. The Fee Agreements shall provide that they are subject to all terms and conditions of this Agreement.

       8. The Investment Manager shall direct portfolio transactions to broker/dealers for execution on terms and at rates which it believes, in good faith, to be reasonable in view of the overall nature and quality of services provided by a particular broker/dealer, including brokerage and research services and sales of Fund shares and shares of other investment companies or series thereof for which the Investment Manager or an affiliate thereof serves as investment adviser. The Investment Manager may also allocate portfolio transactions to broker/dealers that remit a portion of their commissions as a credit against Fund expenses. With respect to brokerage and research services, the Investment Manager may consider in the selection of broker/dealers brokerage or research provided and payment may be made of a fee higher than that charged by another broker/dealer which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, so long as the criteria of Section 28(e) of the Securities Exchange Act of 1934, as amended, or other applicable law are met. Although the Investment Manager may direct portfolio transactions without necessarily obtaining the lowest price at which such broker/dealer, or another, may be willing to do business, the Investment Manager shall seek the best value for the Fund (or its Series) on each trade that circumstances in the market place permit, including the value inherent in on-going relationships with quality brokers. To the extent any such brokerage or research services may be deemed to be additional compensation to the Investment Manager from the Fund, it is authorized by this Agreement. The Investment Manager may place Fund brokerage through an affiliate of the Investment Manager, provided that: the Fund not deal with such affiliate in any transaction in which such affiliate acts as principal; the commissions, fees or other remuneration received by such affiliate be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time; and such brokerage be undertaken in compliance with applicable law. The Investment Manager's fees under this Agreement shall not be reduced by reason of any commissions, fees or other remuneration received by such affiliate from the Fund.

       9. The Investment Manager shall waive all or part of its fee or reimburse the Fund (or its Series) monthly if and to the extent the aggregate operating expenses of the Fund (or its Series) exceed the most restrictive limit imposed by any state in which shares of the Fund are qualified for sale or such lesser amount as may be agreed to by the Fund's Board of Directors and the Investment Manager. In calculating the limit of operating expenses, all expenses excludable under state regulation or otherwise shall be excluded. If this Agreement is in effect for less than all of a fiscal year, any such limit will be applied proportionately.

       10. Subject to and in accordance with the Articles of Incorporation and By-laws of the Fund and of the Investment Manager, it is understood that directors, officers, agents and shareholders of the Fund are or may be interested in the Fund as directors, officers, shareholders or otherwise, that the Investment Manager is or may be interested in the Fund as a shareholder or otherwise and that the effect and nature of any such interests shall be governed by law and by the provisions, if any, of said Articles of Incorporation or By-laws.

       11. This Agreement shall become effective upon the date hereinabove written and, unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (a) by the Board of Directors of the Fund or by the holders of a majority of the outstanding voting securities of the Fund as defined in the 1940 Act (or with respect to any given Series by the holders of a majority of the outstanding voting securities of such Series as defined in the 1940 Act) and
(b) by a vote of a majority of the Directors of the Fund who are not parties to this Agreement, or interested persons of any such party. This Agreement may be terminated without penalty at any time either by vote of the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Fund (or with respect to any given Series by the holders of a majority of the outstanding voting securities of such Series) on 60 days' written notice to the Investment Manager, or by the Investment Manager on 60 days' written notice to the Fund. Termination of this Agreement with respect to any given Series shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Series. This Agreement shall immediately terminate in the event of its assignment.

       12. The Investment Manager shall not be liable to the Fund or any Series or any shareholder of the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund or any Series or the Fund's shareholders in connection with the matters to which this Agreement relates, but nothing herein contained shall be construed to protect the Investment Manager against any liability to the Fund or any Series or the Fund's shareholders by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under this Agreement.

       13. As used in this Agreement, the terms "interested person," "assignment," and "majority of the outstanding voting securities" shall have the meanings provided therefor in the 1940 Act, and the rules and regulations thereunder.

       14. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

       15. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated thereunder.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


[signatures omitted]

                                   EXHIBIT B


                             SUBADVISORY AGREEMENT


       AGREEMENT made this 15th day of May, 1995, by and between MIDAS MANAGEMENT CORPORATION, a Delaware corporation (the "Investment Manager") and LION RESOURCE MANAGEMENT LIMITED, an English corporation (the "Subadviser").

       WHEREAS the Investment Manager intends to enter into an investment management agreement (the "Management Agreement") with MIDAS FUND, INC. (the "Fund") pursuant to which the Investment Manager will furnish the Fund with investment management and other services; and

       WHEREAS the Management Agreement provides that the Investment Manager may, at its own expense, contract for research and other services as it deems necessary or desirable to fulfill such obligations; and

       WHEREAS, the Subadviser is registered under the Investment Advisers Act of 1940; and

       WHEREAS, the Investment Manager desires to retain the Subadviser to provide subadvisory and research services in connection with the Fund and the Subadviser is willing to provide such services;

       NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed between the parties hereto as follows:

1. The Investment Manager will manage the investment and reinvestment of the assets of Fund including the regular furnishing of advice with respect to the Fund's portfolio transactions subject at all times to the control and oversight of the Board of Directors of the Fund, for the period and on the terms set forth in its Management Agreement with the Fund. The Investment Manager retains responsibility for selecting brokers, monitoring trade executions, communicating instructions to the Fund's custodian and other Fund agents, and all other functions pertaining to the management of the Fund.

2. The Subadviser will make itself available to advise and consult with the Investment Manager regarding the selection, clearing, and safekeeping of the Fund's portfolio investments and assist in pricing and generally monitoring such investments. The Subadviser will provide the Investment Manager with advice as to allocation of the Fund's portfolio assets among (1) various countries, including the United States and (2) equities, bullion, and/or other types of investments, and within each such allocation of country and/or type of investment, recommendations of specific investments. The Subadviser agrees to permit the use of its name and the names of its personnel and other information about the Subadviser in the marketing and other literature in connection with the Fund.

3. In consideration of the Subadviser's services, the Investment Manager, and not the Fund, shall pay to the Subadviser a percentage of the Investment Manager's Net Fees. "Net Fees" are hereby defined as the actual amounts received by the Investment Manager as compensation pursuant to paragraph 7(a) of the Management Agreement less reimbursements, if any, pursuant to the guaranty set forth in paragraph 9 of the Management Agreement and waivers of such compensation by the Investment Manager. The amount of the percentage and the timing of the payment shall be determined by the schedule and accompanying definitions set forth in Appendix A hereto.

4. The Subadviser will pay all expenses incurred by it in connection with this Subadvisory Agreement.

5. The services of the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others in addition to the Investment Manager and the Fund so long as its services hereunder are not impaired thereby. The Subadviser shall not render, however, similar services to any U.S. registered investment company either directly or indirectly as an adviser, subadviser, or otherwise, other than to the Fund and other investment companies for which the Investment Manager or its affiliates provide investment management services. The Subadviser may render similar services to certain private specialist portfolios, as determined by the Investment Manager and the Subadviser from time to time.

6. This Subadvisory Agreement shall become effective upon approval by the directors and shareholders of the Fund as required by the Investment Company Act of 1940 (the "1940 Act"). Thereafter, if not terminated, this Subadvisory Agreement shall continue from year to year if approved annually by (a) the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund as defined in the 1940 Act and (b) by a vote of a majority of the Directors of the Fund who are not parties to the Subadvisory Agreement, or interested persons of any such party. This Subadvisory Agreement may be terminated without penalty at any time either by vote of the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Investment Manager and the Subadviser, or by the Investment Manager or the Subadviser on 60 days' written notice to the Fund. In the event of termination upon notice as herein described, the Investment Manager and the Subadviser agree that, subject to the provisions of the 1940 Act, no party hereto will be entitled to or seek indemnification or compensation from the other party for expenses incurred in connection with marketing efforts performed during the term of this Agreement. This Subadvisory Agreement shall immediately terminate in the event of its assignment or upon the termination of the Management Agreement.

7. The Subadviser shall not be liable to the Fund or any shareholder of the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Subadvisory Agreement relates, but nothing herein contained shall be construed to protect the Subadviser against any liability to the Fund by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under this Subadvisory Agreement.

8. Subject to and in accordance with the Articles of Incorporation and Bylaws of the Fund, the Investment Manager, and the Subadviser, it is understood that directors, officers, agents and shareholders of the Fund, the Investment
Manager, or Subadviser are or may be interested in the Fund, the Investment Manager, or the Subadviser as directors, officers, shareholders or otherwise, that the Investment Manager or the Subadviser is or may be interested in the Fund or the Investment Manager or the Subadviser as a shareholder or otherwise and that the effect and nature of any such interests shall be governed by law and by the provisions, if any, of said Articles of Incorporation or Bylaws.

9. All notices hereunder shall be in writing and shall be delivered in person or sent by facsimile transmission that is confirmed by regular, registered, or certified mail to the following address for the respective parties:

                               MIDAS MANAGEMENT CORPORATION
                               11 Hanover Square
                               New York, NY 10005
                               Fax: (212) 785-0400

                               LION RESOURCE MANAGEMENT LIMITED
                               7 - 8 Kendrick Mews
                               London, U.K. SW7 3HG
                               Fax 01-144-71-591-0535

Notice  shall be deemed  given,  five days after  depositing  in a post  office,
postage  prepaid  and  if  sent  by  facsimile   transmission  five  days  after
confirmation has been mailed.

10. As used in this Subadvisory Agreement, the terms "interested person," "assignment," and "vote of a majority of the outstanding voting securities" shall have the meaning provided therefor in the 1940 Act, as from time to time amended.

       IN WITNESS WHEREOF, the parties hereto have executed this Subadvisory Agreement on the day and year first above written.


[signatures omitted]

                                   APPENDIX A

                                MIDAS FUND, INC.
                                Subadvisory Fee
                            As a percent of Net Fees

       The Investment Manager shall pay to the Subadviser within 30 days of each Performance Determination Date, as defined in paragraph A below, a percentage of the Net Fees, as defined in paragraph 3 of this Subadvisory Agreement, earned since the later of the effective date of this Subadvisory Agreement or the prior Performance Determination Date, as defined in paragraph A below. The amount of the percentage shall be determined by reference to the grid set forth below.



                                        RELATIVE PERFORMANCE--A

                       More than 50 basis
TOTAL NET ASSETS--B    points better than   Within 50 basis   More than 50 basis
                            BTR             points of BTR     points below BTR

$15,000,000                 30%                 20%                      10%

>$15,000,000 and            40%                 30%                      20%
 $50,000,000

>$50,000,000                50%                 40%                      30%


   A. "Relative Performance" shall be determined from comparing the total return performance of the Fund and the total return performance of the "Benchmark Performance" of the objective category of "precious metals" funds ("BTR") as determined by Morningstar, Inc., or, if unavailable, other similar service acceptable to the parties and the Fund. The Relative Performance shall be determined as of the last calendar day of each month ("Performance Determination Date") and shall measure the Relative Performance for the most recent 12 month period ("Measurement Period"), except that for the first 12 months of this Subadvisory Agreement, Relative Performance shall be based upon annualized returns, the first three Performance Determination Dates shall be the next three calendar quarter ends after the effective date of this Subadvisory Agreement, and the Measurement Periods shall be the most recent three months and the fourth Performance Determination Date shall be the next calendar quarter end and the Measurement Period shall be the most recent twelve months.

     B. "Total Net Assets" shall be the total net assets of the Fund as of the Performance Determination Date.

                                   EXHIBIT C


                AGREEMENT AND PLAN OF CONVERSION AND LIQUIDATION

       This AGREEMENT AND PLAN OF CONVERSION AND LIQUIDATION ("Agreement") is made this 30th day of June, 1995, by and between Excel Midas Gold Shares, Inc. ("Midas Gold"), a corporation organized under the laws of the State of Minnesota, and Midas Fund, Inc. ("Midas Fund"), a corporation organized under the laws of the State of Maryland (each a "Fund" and collectively "Funds").

       WHEREAS, Midas Gold is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

       WHEREAS, Midas Gold was organized pursuant to Articles of Incorporation dated April 15, 1985, and presently is authorized to issue 100,000,000 shares of common stock, $.01 par value ("Midas Gold Shares"); and

       WHEREAS, Midas Fund was organized pursuant to Articles of Incorporation dated June 1, 1995, and presently is authorized to issue 1,000,000,000 shares of common stock, $.01 par value ("Midas Fund Shares"); and

       WHEREAS, Midas Gold desires to change its place of organization from Minnesota to Maryland (by converting from a Minnesota corporation to a Maryland corporation) through a reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Code"); and

       WHEREAS, Midas Gold desires to accomplish such change by transferring all of its assets to Midas Fund (which was established solely for the purpose of acquiring such assets and continuing Midas Gold's business) in consideration for the assumption by Midas Fund of all of Midas Gold's liabilities and the issuance to Midas Gold of Midas Fund Shares, which shares Midas Gold will thereupon distribute pro rata to its shareholders in complete liquidation, all in accordance with the procedures and subject to the terms and conditions set forth in this Agreement (which is intended to be, and is adopted as, a "plan of reorganization" for federal income tax purposes) (all such transactions being herein referred to as the "Reorganization").

       NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

       1. PLAN OF CONVERSION AND LIQUIDATION. (a) Midas Gold will convey, transfer and deliver to Midas Fund at the Closing (as defined in Section 2 hereof) all of its then existing assets. In consideration therefor, Midas Fund shall at the Closing (i) assume all of Midas Gold's liabilities and obligations, whether absolute, accrued, contingent or otherwise, and including all fees and expenses in connection with the transactions contemplated hereby, including, without limitation, costs of legal advice, accounting, printing, mailing, proxy solicitation and transfer taxes, if any, and (ii) deliver to Midas Gold full and fractional Midas Fund Shares, equal in number to the number of full and fractional Midas Gold Shares then outstanding.

       (b) Upon consummation of the transactions described in paragraph (a) of this Section 1, the Midas Fund Share acquired by Midas Gold pursuant to Section 4 (e) hereof shall be redeemed by Midas Fund for $1.00 and Midas Gold will distribute in complete liquidation, pro rata to its shareholders of record as of the Closing Date, the Midas Fund Shares received by Midas Gold pursuant to paragraph (a) of this Section 1. Such distribution will be accomplished by the establishment of an open account on the share records of Midas Fund in the name of each such shareholder representing the respective pro rata number of Midas Fund Shares due such shareholder. Fractional Midas Fund Shares will be rounded to the third decimal place. Certificates representing Midas Fund Shares may or may not be issued as determined by the directors of Midas Fund. Simultaneously with such crediting of Midas Fund Shares to such Midas Gold shareholders, their Midas Gold Shares shall be canceled.

       (c) As soon as practicable after the foregoing transactions, Midas Gold shall file Articles of Dissolution for record with the State of Minnesota and shall take, in accordance with the laws of the State of Minnesota, all other steps as shall be necessary and proper to liquidate and terminate its legal existence.

       2. CLOSING AND CLOSING DATE. The transfer of Midas Gold's assets in exchange for Midas Fund Shares and Midas Fund's assumption of Midas Gold's liabilities, as described above, together with related acts necessary to consummate such transactions ("Closing"), shall take place beginning at 10:00 a.m., local time, on August 25, 1995 ("Closing Date"), at the offices of

Kirkpatrick & Lockhart LLP, 1800 M Street, N.W., South Lobby - 9th Floor, Washington, D.C. or such other time, date or place as the Funds may mutually agree.

     3. REPRESENTATIONS AND WARRANTIES. Midas Gold represents and warrants as follows:

     (a) Midas Gold is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and a copy of its Articles of Incorporation is on file with the State of Minnesota;

     (b) Midas Gold is duly registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect;

     (c) Midas Gold qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all requirements for such qualification for its current taxable year; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

     (d) No consideration other than Midas Fund Shares will be issued in exchange for Midas Gold Shares in the Reorganization;

     (e) The liabilities of Midas Gold to be assumed by Midas Fund were incurred by Midas Gold in the ordinary course of business;

     (f) Midas Gold is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of section 368(a)(3)(A) of the Code;

     (g) Not more than 25% of the value of Midas Gold's total assets (excluding cash and cash items (including receivables) and U.S. government securities) is invested in the stock or securities of any one issuer, and not more than 50% of the value thereof is invested in the stock or securities of five or fewer issuers;

     (h) Midas Fund Shares are not being acquired for the purposes of making any distribution thereof, other than in accordance with the terms of this Agreement; and

     (i) Midas Gold will be liquidated immediately after consummation of the Reorganization.

       Midas Fund represents and warrants as follows:

     (a) Midas Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and its Articles of Incorporation are on file with the Department of Assessments and Taxation of the State of Maryland;

     (b) Midas Fund will be duly registered as an open-end management investment company under the 1940 Act on or before the Closing Date, and such registration will be in full force and effect on the Closing Date;

     (c) Midas Fund has not commenced operations and will not commence operations until after the Closing;

     (d) Midas Fund will meet all the requirements to qualify for treatment as a RIC for its current taxable year;

     (e) Prior to the Closing Date, there will be no issued and outstanding Midas Fund Shares or any other securities issued by Midas Fund, except as provided for in Section 4(e);

     (f) Midas Fund does not have a plan or intention to issue additional Midas Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as an open-end investment company; nor does Midas Fund have any plan or intention to redeem or otherwise reacquire any Midas Fund Shares issued pursuant to the Reorganization, other than through redemptions arising in the ordinary course of such business;

     (g) Midas Fund will actively continue the business of Midas Gold in substantially the same manner that Midas Gold conducted it immediately before the Reorganization; and Midas Fund has no plan or intention to sell or otherwise dispose of any of the assets to be acquired by it in the Reorganization, except for dispositions (i) made in the ordinary course of its business and (ii) necessary to maintain its status as a RIC;

     (h) There is no plan or intention for Midas Fund to be dissolved or merged into another corporation or business trust or "fund" thereof (within the meaning of section 851(h)(2) of the Code) following the Reorganization; and

     (i) Immediately after the Reorganization, (i) not more than 25% of the value of Midas Fund's total assets (excluding cash and cash items (including receivables) and U.S. Government securities) will be invested in the stock or securities of any one issuer, and (ii) not more than 50% of the value thereof will be invested in the stock or securities of five or fewer issuers.

       Each Fund represents and warrants as follows:

     (a) The fair market value of the Midas Fund Shares, when received by Midas Gold's shareholders, will be equal to the fair market value of their Midas Gold Shares constructively surrendered in exchange therefor;

     (b) Its management (i) is unaware of any plan or intention of Midas Gold shareholders to redeem or otherwise dispose of any portion of the Midas Fund Shares to be received by those shareholders in the Reorganization and (ii) does not anticipate dispositions at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of Midas Gold as an open-end investment company. Consequently, its management expects that the percentage of Midas Gold shareholder interests, if any, that will be redeemed as a result of or at the time of the Reorganization will be de minimis. Nor does its management anticipate that there will be extraordinary sales of Midas Fund Shares immediately following the Reorganization that would cause the percentage of new shareholders' interests in Midas Fund to exceed 50% of the total shareholdings in Midas Fund;

     (c) Immediately following consummation of the Reorganization, Midas Gold shareholders will own all the Midas Fund Shares and will own such shares solely by reason of their ownership of Midas Gold Shares immediately prior to the Reorganization;

     (d) Each Midas Gold shareholder will pay his or her own expenses, if any, incurred in connection with the Reorganization;

     (e) Immediately following consummation of the Reorganization, Midas Fund will hold the same assets and be subject to the same liabilities that Midas Gold held or was subject to immediately prior thereto, plus any liabilities and expenses of the parties incurred in connection with the Reorganization;

     (f) The fair market value on a going-concern basis of the assets to be transferred by Midas Gold to Midas Fund will equal or exceed Midas Gold's liabilities to be assumed by Midas Fund plus any liabilities to which the transferred assets are subject; and

     (g) There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount.

       4. CONDITIONS PRECEDENT. The obligations of each Fund to effectuate the transactions contemplated hereby shall be subject to (i) performance by the other party of all the obligations to be performed by the other party hereunder on or before the Closing Date, (ii) all representations and warranties of the other party contained in this Agreement being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and (iii) the further conditions that on or before the Closing Date:

     (a) All necessary filings shall have been made with the Securities and Exchange Commission ("Commission") and state securities commissions, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated by this Agreement.

     (b) One or more post-effective amendments to Midas Gold's registration statement on Form N-1A ("Registration Statement") under the Securities Act of 1933, as amended, and the 1940 Act containing (i) such amendments to the Registration Statement as are determined by the directors of each Fund to be necessary and appropriate as a result of this Agreement and (ii) the adoption by Midas Fund, as its own, of the Registration Statement, as so amended, shall have been filed with the Commission, and such post-effective amendment or amendments to the Registration Statement shall have become effective.

     (c) Each party shall have received an opinion from Kirkpatrick & Lockhart LLP to the effect that for federal income tax purposes: (i) no gain or loss will be recognized to Midas Gold on the transfer of its assets to Midas Fund in exchange solely for Midas Fund Shares and the assumption by Midas Fund of Midas Gold's liabilities or on the distribution of those shares to its shareholders in constructive exchange for their Midas Gold Shares; (ii) no gain or loss will be recognized to Midas Fund on its receipt of such assets in exchange for the Midas Fund Shares and its assumption of such liabilities; (iii) the basis of such assets in the hands of Midas Fund will be the same as the basis of such assets in the hands of Midas Gold immediately before the Reorganization; (iv) Midas Fund's holding period for such assets will include the period during which such assets were held by Midas Gold; (v) no gain or loss will be recognized to the shareholders of Midas Gold on the constructive transfer of their Midas Gold Shares solely in exchange for the Midas Fund Shares; (vi) the basis of the Midas Fund Shares received by a shareholder of Midas Gold will be the same as the adjusted basis of that shareholder's Midas Gold Shares constructively surrendered in exchange therefor; and (vii) the holding period of the Midas Fund Shares received by a shareholder of Midas Gold will include that shareholder's holding period for the Midas Gold Shares constructively surrendered in exchange therefor, provided such Midas Gold Shares were held as capital assets on the date of the Reorganization; and as to such other matters as it may reasonably request.

     (d) Midas Gold shall have prepared a proxy statement in compliance with the Securities Exchange Act of 1934 and the 1940 Act in connection with a meeting of its shareholders for the purpose, inter alia, of voting on the Reorganization and this Agreement; and the Reorganization and this Agreement shall have been adopted and approved by the affirmative vote of the holders of the requisite number of the outstanding Midas Gold Shares entitled to vote thereon as required by law at the time such vote is taken.

     (e) Prior to the Closing, the directors of Midas Fund shall have authorized the issuance of, and Midas Fund shall have issued, one Midas Fund Share to Midas Gold in consideration of the payment of $1.00 for the purpose of enabling Midas Gold to vote on the matters referred to in paragraphs (f), (g) and (h) of this
Section 4.

     (f) Midas Fund shall have entered into an Investment Management Agreement with Midas Management Corporation ("MMC"), a Distribution Agreement with Investor Service Center, Inc. ("BBSC"), a Shareholder Administrative Services Agreement with BBSC, a Plan of Distribution, a Transfer Agency Agreement and an Agency Agreement with DST Systems, Inc. and a Custodian Agreement and a Service and Agency Agreement with Investors Bank & Trust Company and shall have approved a Sub-Advisory Agreement between MMC and Lion Resource Management Limited. Each such agreement shall have been approved by the directors of Midas Fund and, to the extent required by law, by the directors of Midas Fund who are not "interested persons" of Midas Fund as defined in the 1940 Act, and by Midas Gold as the sole shareholder of Midas Fund.

     (g) The directors of Midas Fund who are not "interested persons" of Midas Fund, as defined in the 1940 Act, shall have selected Tait, Weller & Baker as independent public accountants for Midas Fund, and such selection shall have been ratified by Midas Gold as the sole shareholder of Midas Fund.

     (h) Midas Gold as the sole shareholder of Midas Fund shall have elected the directors of Midas Fund.

At any time prior to the Closing, any of the foregoing conditions except 4 (d) may be waived by the directors of each Fund if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of Midas Gold.

     5. AMENDMENT. This Agreement may be amended at any time by action of the directors of each Fund notwithstanding approval thereof by the shareholders of Midas Gold, provided that no amendment shall have a material adverse effect on the interests of such shareholders.

     6. TERMINATION. The directors of each Fund may terminate this Agreement and abandon the Reorganization, notwithstanding approval thereof by the shareholders of Midas Gold, at any time prior to the Closing, if circumstances should develop that, in their judgment, make proceeding with the Agreement inadvisable.

     7. GOVERNING LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Maryland; provided that, in the case of any conflict between the 1940 Act and Maryland laws, the 1940 Act shall govern.

       IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Conversion and Liquidation to be executed and delivered by their duly authorized officers as of the day and year first written above.


[signatures omitted]

                                   EXHIBIT D


                              PLAN OF DISTRIBUTION


     WHEREAS MIDAS FUND, INC. (the "Fund") is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and proposes to offer for public sale shares of common stock; and

     WHEREAS the Fund has entered into a Distribution Agreement ("Agreement") with Investor Service Center, Inc. (the "Distributor") pursuant to which the Distributor has agreed to serve as the principal distributor for the Fund;

       NOW, THEREFORE, the Fund hereby adopts this plan of distribution ("Plan") with respect to the Fund in accordance with Rule 12b-1 under the Act.

     1. As Distributor for the Fund, the Distributor may spend such amounts as it deems appropriate on any activities or expenses primarily intended to result in the sale of the Fund's shares or the servicing and maintenance of shareholder accounts, including, but not limited to: advertising, direct mail, and promotional expenses; compensation to the Distributor and its employees; compensation to and expenses, including overhead and telephone and other communication expenses, of the Distributor, the Investment Manager, the Fund, and selected broker/dealers and their affiliates who engage in or support the distribution of shares or who service shareholder accounts; fulfillment expenses, including the costs of printing and distributing prospectuses, statements of additional information, and reports for other than existing shareholders; the costs of preparing, printing and distributing sales literature and advertising materials; and internal costs incurred by the Distributor and allocated by the Distributor to its efforts to distribute shares of the Fund or service shareholder accounts such as office rent and equipment, employee salaries, employee bonuses and other overhead expenses.

     2. A. The Fund is authorized to pay to the Distributor, as compensation for the Distributor's distribution and service activities as defined in paragraph 13 hereof with respect to its shareholders, a fee at the rate of 0.25% on an annualized basis of its average daily net assets. All or a portion of such fee may be designated by the Fund's board of directors ("Board") as a fee for service activities or as a fee for distribution activities. Such fee shall be calculated and accrued daily and paid monthly or at such other intervals as the Board shall determine.

          B. The Fund may pay fees to the Distributor at a lesser rate than the fees specified in paragraph 2A of this Plan as mutually agreed to by the Board and the Distributor.

     3. This Plan shall not take effect until it has been approved by:

          A. the vote of at least a majority of the outstanding voting securities of the Fund and

          B. the vote cast in person at a meeting called for the purpose of voting on this Plan of a majority of both (i) those directors of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of this Plan or any agreement related to it (the "Plan Directors"), and (ii) all of the directors then in office.

     4. This Plan shall continue in effect for one year from its execution or adoption and thereafter for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 3B.

     5. The Distributor shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended under this Plan and the purposes for which such expenditures were made. A reasonable allocation of overhead and other expenses of the Distributor related to its distribution activities and service activities, including telephone and other communication expenses, may be included in the information regarding amounts expended for such activities.

     6. This Plan may not be amended to increase materially the amount of fees provided for in paragraphs 2A and 2B hereof unless such amendment is approved by a vote of a majority of the outstanding voting securities of the Fund, and no material amendment to this Plan shall be made unless approved by the Board and the Plan Directors in the manner provided for approval of this Plan in paragraph 3B.

     7. The amount of the fees payable by the Fund to the Distributor under paragraphs 2A and 2B hereof is not related directly to expenses incurred by the

Distributor on behalf of the Fund in serving as distributor, and paragraph 2 hereof does not obligate the Fund to reimburse the Distributor for such expenses. The fees set forth in paragraphs 2A and 2B hereof will be paid by the Fund to the Distributor unless and until this Plan is terminated or not renewed. If this Plan is terminated or not renewed, any expenses incurred by the Distributor on behalf of the Fund in excess of payments of the fees specified in paragraphs 2A and 2B hereof which the Distributor has received or accrued through the termination date are the sole responsibility and liability of the Distributor, and are not obligations of the Fund.

     8. Any other agreements related to this Plan shall not take effect until approved in the manner provided for approval of this Plan in paragraph 3B.

     9. The Distributor shall use its best efforts in rendering services to the Fund hereunder, but in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties hereunder, the Distributor shall not be liable to the Fund, the Fund or to any shareholder of the Fund for any act or failure to act by the Distributor or any affiliated person of the Distributor or for any loss sustained by the Fund, the Fund or the Fund's shareholders.

     10. This Plan may be terminated at any time by vote of a majority of the Plan Directors, or by vote of a majority of the outstanding voting securities of the Fund.

     11. While this Plan is in effect, the selection and nomination of directors who are not interested persons of the Fund shall be committed to the discretion of the directors who are not interested persons.

     12. The Fund shall preserve copies of this Plan and any other agreements related to this Plan and all reports made pursuant to paragraph 5 hereof, for a period of not less than six years from the date of this Plan, or the date of any such agreement or of any such report, as the case may be, the first two years in an easily accessible place.

     13. For purposes of this Plan, "distribution activities" shall mean any activities in connection with the Distributor's performance of its services under this Plan or the Agreement that are not deemed "service activities." "Service activities" shall mean activities covered by the definition of "service fee" contained in amendments to Section 26(b) of the National Association of Securities Dealers, Inc.'s Rules of Fair Practice.

     14. As used in this Plan, the terms "majority of the outstanding voting securities" and "interested person" shall have the same meaning as those terms have in the 1940 Act.

       IN WITNESS WHEREOF, the Fund has executed this Plan on the day and year set forth below in the City and State of New York.


[signatures omitted]

                         EXCEL MIDAS GOLD SHARES, INC.

       The undersigned hereby appoints Gary R. Sabin and Richard B. Muir and each of them, with full power of substitution, to vote as designated below all shares of common stock of Excel Midas Gold Shares, Inc. (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on August 25, 1995 and any adjournment thereof, revoking all proxies heretofore given, upon the proposals described in the proxy statement.

    1. Approval of Investment Management Agreement


             FOR         ABSTAIN     AGAINST

    2. Approval of Subadvisory Agreement


             FOR         ABSTAIN     AGAINST

    3. Approval of Agreement and Plan of Conversion and Liquidation


             FOR         ABSTAIN     AGAINST

    4. To transact such other business as may properly come before the meeting

THIS PROXY, IF PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 THROUGH 3. THIS PROXY IS SOLICITED ON BEHALF OF THE FUND'S BOARD OF DIRECTORS.



                        __________________________(L.S.)
                                   Signature


                        __________________________(L.S.)
                                   Signature

                       Dated _________________, 1995

                         PLEASE SIGN  EXACTLY AS YOUR NAME  APPEARS  HEREON.  IF
                    SHARES ARE REGISTERED IN MORE THAN ONE NAME, ALL SHOULD SIGN BUT IF ONE SIGNS, IT BINDS THE OTHERS. WHEN SIGNING AS
                    ATTORNEY, EXECUTOR, ADMINISTRATOR, AGENT, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.


TO AVOID EXPENSES OF ADJOURNING THE MEETING, PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.